Exhibit 99.1
CACI Reports Results for Its Fiscal 2024 Third Quarter and
Raises Fiscal Year Guidance
Revenues of $1.9 billion, +11% YoY
Net income of $115.4 million and diluted EPS of $5.13, +18% YoY
Adjusted net income of $129.0 million and adjusted diluted EPS of $5.74, +17% YoY
EBITDA margin of 11.3%, +200 basis points sequentially
Contract awards of $3.5 billion representing a book-to-bill of 1.8x
Raising Fiscal Year 2024 guidance for revenue, adjusted net income, and adjusted diluted EPS

RESTON, Va.--(BUSINESS WIRE)--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government customers, announced results today for its fiscal third quarter ended March 31, 2024.
“CACI’s outstanding performance reflects the continued successful execution of our strategy. We’re winning and delivering in the marketplace with differentiated capabilities, exceptional business development, and program execution,” said John Mengucci, CACI President and Chief Executive Officer. “Our third quarter results were strong across the board, including double-digit organic growth, margin expansion, $3.5 billion of awards, and record backlog. Our performance enables us to again raise fiscal year 2024 revenue and earnings guidance. We remain confident in our ability to drive long-term growth, increase free cash flow, and generate value for our customers and our shareholders.”
Third Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	3/31/2024	3/31/2023	% Change
Revenues	$1,937.5	$1,744.3	11.1%
Income from operations	$181.3	$155.0	16.9%
Net income	$115.4	$100.7	14.5%
Adjusted net income, a non-GAAP measure[1]	$129.0	$114.5	12.7%
Diluted earnings per share	$5.13	$4.33	18.5%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$5.74	$4.92	16.7%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$218.0	$191.8	13.6%
Net cash provided by operating activities excluding MARPA[1]	$113.6	$56.1	102.4%
Free cash flow, a non-GAAP measure[1]	$101.9	$41.0	148.9%
Days sales outstanding (DSO)[2]	50	53
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)The DSO calculations for three months ended March 31, 2024 and 2023 exclude the impact of the Company's Master Accounts Receivable Purchase Agreement (MARPA), which was 8 days and 6 days, respectively.

Revenues in the third quarter of fiscal year 2024 increased 11 percent year-over-year, driven by 10 percent organic growth. The increase in income from operations was driven by higher revenues and gross profit. Growth in diluted earnings per share and adjusted diluted earnings per share was driven by higher income from operations and share repurchases earlier in the year, partially offset by a higher tax provision and higher interest expense. The increase in cash from operations, excluding MARPA, was driven primarily by strong working capital and capital expenditure management, and higher net income.

Third Quarter Contract Awards
Contract awards in the third quarter totaled $3.5 billion, with approximately 46 percent for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:
•A five-year task order worth a total estimated value of $1.3 billion to provide communications and information technology expertise to U.S. European Command (USEUCOM) and U.S. Africa Command (USAFRICOM). This work continues and expands CACI’s current relationship with these two 4-star commands, service component commands, and associated staff elements and organizations, by providing innovative IT solutions and expertise tailored to their missions to execute global multi-domain operations with NATO, allies, and mission partners to prevent conflict and respond in crisis.
•A $638 million task order to provide enterprise product support to the Department of Defense (DoD) for five years, enabling faster and more effective development and dissemination of actionable intelligence.
•A five-year DoD logistics and sustainment support task order worth up to $271 million.
•A task order valued at up to $199 million over five years to provide expertise to the DoD for tactical command, control, and communications support across the warfighting functions of movement and maneuver, command and control, fires, sustainment, protection, intelligence, and engagement.
•An order of counter-unmanned aircraft systems (C-UAS) by the Canadian Armed Forces that will defeat unmanned aerial vehicle threats, including small drones.
Total backlog as of March 31, 2024 was $28.6 billion compared with $25.3 billion a year ago, an increase of 13.0 percent. Funded backlog as of March 31, 2024 was $3.2 billion compared with $3.4 billion a year ago, a decrease of 5.9 percent. The change in funded backlog was driven by normal variation in timing of funding as well as particularly strong funding in the year-ago quarter.
Additional Highlights
•Fortune magazine recognized CACI as one of the World’s Most Admired Companies in 2024, commemorating its seventh consecutive year on the list and its 13th appearance since the list’s inception. CACI received notable results in Fortune’s survey criteria for the quality of its expertise and technology, long-term investment strategy, financial soundness, and social responsibility. CACI was chosen from among approximately 1,500 global companies considered by Fortune.
•For the fourth consecutive year, CACI was named a Top Workplace USA by employee engagement technology partner Energage, LLC. This latest accolade is a result of the company’s strong culture, total rewards, and legacy spanning more than 60 years.
•Twenty one CACI employees were honored for their excellence in science, technology, engineering, and math (STEM) at the 38th annual Black Engineer of the Year Awards (BEYA) Global Competitiveness Conference held Feb. 15-17 in Baltimore, Maryland.

Fiscal Year 2024 Guidance
The table below summarizes our fiscal year 2024 guidance and represents our views as of April 24, 2024. Our revenue guidance reflects approximately $200 million of higher-than-expected material purchases by our customers, split evenly between the first and second quarters of fiscal year 2024. Our guidance also reflects lower diluted weighted average shares due to the effect of share repurchases earlier in the year.

(in millions, except earnings per share)	Fiscal Year 2024
	Current Guidance	Prior Guidance
Revenues	$7,500 - $7,600	$7,300 - $7,500
Adjusted net income, a non-GAAP measure[1]	$455 - $465	$450 - $465
Adjusted diluted earnings per share, a non-GAAP measure[1]	$20.13 - $20.58	$19.91 - $20.58
Diluted weighted average shares	22.6	22.6
Free cash flow, a non-GAAP measure[2]	at least $420	at least $420
(1)Adjusted net income and adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)Free cash flow is defined as net cash provided by operating activities excluding MARPA, less payments for capital expenditures (capex). This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. Fiscal year 2024 free cash flow guidance assumes approximately $75 million in tax payments related to Section 174 of the Tax Cuts and Jobs Act of 2017, and a $40 million tax refund associated with prior year tax method changes. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
Conference Call Information
We have scheduled a conference call for 8:00 AM Eastern Time Thursday, April 25, 2024 during which members of our senior management will be making a brief presentation focusing on third quarter results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.
About CACI
At CACI International Inc (NYSE: CACI), our 24,000 talented and dynamic employees are ever vigilant in delivering distinctive expertise and differentiated technology to meet our customers’ greatest challenges in national security and government modernization. We are a company of good character, relentless innovation, and long-standing excellence. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. CACI is a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

Corporate Communications and Media:	Investor Relations:
Lorraine Corcoran, Executive Vice President, Corporate Communications	George Price, Senior Vice President, Investor Relations
(703) 434-4165, lorraine.corcoran@caci.com	(703) 841-7818, george.price@caci.com

CACI International Inc
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	3/31/2024	3/31/2023	% Change	3/31/2024	3/31/2023	% Change
Revenues	$1,937,456	$1,744,270	11.1%	$5,621,537	$4,999,445	12.4%
Costs of revenues:
Direct costs	1,290,903	1,143,781	12.9%	3,819,072	3,293,867	15.9%
Indirect costs and selling expenses	430,134	410,235	4.9%	1,244,122	1,180,619	5.4%
Depreciation and amortization	35,115	35,220	-0.3%	106,385	106,255	0.1%
Total costs of revenues	1,756,152	1,589,236	10.5%	5,169,579	4,580,741	12.9%
Income from operations	181,304	155,034	16.9%	451,958	418,704	7.9%
Interest expense and other, net	27,668	23,570	17.4%	80,758	59,705	35.3%
Income before income taxes	153,636	131,464	16.9%	371,200	358,999	3.4%
Income taxes	38,286	30,722	24.6%	85,933	82,031	4.8%
Net income	$115,350	$100,742	14.5%	$285,267	$276,968	3.0%

Basic earnings per share	$5.17	$4.37	18.3%	$12.73	$11.87	7.2%
Diluted earnings per share	$5.13	$4.33	18.5%	$12.63	$11.76	7.4%

Weighted average shares used in per share computations:
Weighted-average basic shares outstanding	22,292	23,055	-3.3%	22,407	23,329	-4.0%
Weighted-average diluted shares outstanding	22,478	23,277	-3.4%	22,593	23,546	-4.0%

CACI International Inc
Consolidated Balance Sheets (Unaudited)
(in thousands)

	3/31/2024	6/30/2023
ASSETS
Current assets:
Cash and cash equivalents	$159,226	$115,776
Accounts receivable, net	1,013,677	894,946
Prepaid expenses and other current assets	220,623	199,315
Total current assets	1,393,526	1,210,037

Goodwill	4,138,450	4,084,705
Intangible assets, net	490,004	507,835
Property, plant and equipment, net	188,226	199,519
Operating lease right-of-use assets	303,926	312,989
Supplemental retirement savings plan assets	98,962	96,739
Accounts receivable, long-term	12,557	11,857
Other long-term assets	178,733	177,127
Total assets	$6,804,384	$6,600,808

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$61,250	$45,938
Accounts payable	363,451	198,177
Accrued compensation and benefits	257,485	372,354
Other accrued expenses and current liabilities	402,656	377,502
Total current liabilities	1,084,842	993,971

Long-term debt, net of current portion	1,631,150	1,650,443
Supplemental retirement savings plan obligations, net of current portion	112,455	104,912
Deferred income taxes	36,616	120,545
Operating lease liabilities, noncurrent	321,324	329,432
Other long-term liabilities	252,633	177,171
Total liabilities	3,439,020	3,376,474

Total shareholders' equity	3,365,364	3,224,334
Total liabilities and shareholders' equity	$6,804,384	$6,600,808

CACI International Inc
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended
	3/31/2024	3/31/2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$285,267	$276,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,385	106,255
Amortization of deferred financing costs	1,644	1,688
Non-cash lease expense	50,765	52,293
Stock-based compensation expense	35,016	30,564
Deferred income taxes	(36,231)	(84,794)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(109,617)	(80,116)
Prepaid expenses and other assets	(24,254)	(42,137)
Accounts payable and other accrued expenses	179,922	62,116
Accrued compensation and benefits	(117,580)	(62,522)
Income taxes payable and receivable	2,483	28,825
Operating lease liabilities	(55,111)	(58,667)
Long-term liabilities	21,434	5,481
Net cash provided by operating activities	340,123	235,954

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(41,091)	(40,844)
Acquisitions of businesses, net of cash acquired	(81,577)	—
Other	1,974	1,626
Net cash used in investing activities	(120,694)	(39,218)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under bank credit facilities	2,421,000	2,384,000
Principal payments made under bank credit facilities	(2,426,625)	(2,314,969)
Proceeds from employee stock purchase plans	8,374	7,638
Repurchases of common stock	(158,426)	(270,449)
Payment of taxes for equity transactions	(19,945)	(14,115)
Net cash used in financing activities	(175,622)	(207,895)
Effect of exchange rate changes on cash and cash equivalents	(357)	3,144
Net change in cash and cash equivalents	43,450	(8,015)
Cash and cash equivalents, beginning of period	115,776	114,804
Cash and cash equivalents, end of period	$159,226	$106,789

Revenues by Customer Group (Unaudited)

	Three Months Ended
(in thousands)	3/31/2024		3/31/2023		$ Change	% Change
Department of Defense	$1,452,264	74.9%	$1,298,700	74.4%	$153,564	11.8%
Federal Civilian agencies	381,214	19.7%	355,612	20.4%	25,602	7.2%
Commercial and other	103,978	5.4%	89,958	5.2%	14,020	15.6%
Total	$1,937,456	100.0%	$1,744,270	100.0%	$193,186	11.1%

	Nine Months Ended
(in thousands)	3/31/2024		3/31/2023		$ Change	% Change
Department of Defense	$4,163,079	74.0%	$3,554,080	71.1%	$608,999	17.1%
Federal Civilian agencies	1,178,500	21.0%	1,179,467	23.6%	(967)	-0.1%
Commercial and other	279,958	5.0%	265,898	5.3%	14,060	5.3%
Total	$5,621,537	100.0%	$4,999,445	100.0%	$622,092	12.4%

Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	3/31/2024		3/31/2023		$ Change	% Change
Cost-plus-fee	$1,174,219	60.6%	$1,008,688	57.8%	$165,531	16.4%
Fixed-price	520,987	26.9%	529,786	30.4%	(8,799)	-1.7%
Time-and-materials	242,250	12.5%	205,796	11.8%	36,454	17.7%
Total	$1,937,456	100.0%	$1,744,270	100.0%	$193,186	11.1%

	Nine Months Ended
(in thousands)	3/31/2024		3/31/2023		$ Change	% Change
Cost-plus-fee	$3,411,128	60.7%	$2,896,778	58.0%	$514,350	17.8%
Fixed-price	1,542,608	27.4%	1,520,915	30.4%	21,693	1.4%
Time-and-materials	667,801	11.9%	581,752	11.6%	86,049	14.8%
Total	$5,621,537	100.0%	$4,999,445	100.0%	$622,092	12.4%

Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	3/31/2024		3/31/2023		$ Change	% Change
Prime contractor	$1,741,777	89.9%	$1,556,733	89.2%	$185,044	11.9%
Subcontractor	195,679	10.1%	187,537	10.8%	8,142	4.3%
Total	$1,937,456	100.0%	$1,744,270	100.0%	$193,186	11.1%

	Nine Months Ended
(in thousands)	3/31/2024		3/31/2023		$ Change	% Change
Prime contractor	$5,027,516	89.4%	$4,467,882	89.4%	$559,634	12.5%
Subcontractor	594,021	10.6%	531,563	10.6%	62,458	11.7%
Total	$5,621,537	100.0%	$4,999,445	100.0%	$622,092	12.4%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	3/31/2024		3/31/2023		$ Change	% Change
Expertise	$916,955	47.3%	$812,300	46.6%	$104,655	12.9%
Technology	1,020,501	52.7%	931,970	53.4%	88,531	9.5%
Total	$1,937,456	100.0%	$1,744,270	100.0%	$193,186	11.1%

	Nine Months Ended
(in thousands)	3/31/2024		3/31/2023		$ Change	% Change
Expertise	$2,644,590	47.0%	$2,288,123	45.8%	$356,467	15.6%
Technology	2,976,947	53.0%	2,711,322	54.2%	265,625	9.8%
Total	$5,621,537	100.0%	$4,999,445	100.0%	$622,092	12.4%

Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	3/31/2024	3/31/2023	$ Change	% Change
Contract Awards	$3,503,358	$1,059,094	$2,444,264	230.8%

	Nine Months Ended
(in thousands)	3/31/2024	3/31/2023	$ Change	% Change
Contract Awards	$8,772,272	$7,793,551	$978,721	12.6%

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)
Adjusted net income and Adjusted diluted EPS are non-GAAP performance measures. We define Adjusted net income and Adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Nine Months Ended
	3/31/2024	3/31/2023	% Change	3/31/2024	3/31/2023	% Change
Net income, as reported	$115,350	$100,742	14.5%	$285,267	$276,968	3.0%
Intangible amortization expense	18,358	18,585	-1.2%	55,150	56,808	-2.9%
Tax effect of intangible amortization[1]	(4,682)	(4,813)	-2.7%	(14,065)	(14,712)	-4.4%
Adjusted net income	$129,026	$114,514	12.7%	$326,352	$319,064	2.3%

	Three Months Ended			Nine Months Ended
	3/31/2024	3/31/2023	% Change	3/31/2024	3/31/2023	% Change
Diluted EPS, as reported	$5.13	$4.33	18.5%	$12.63	$11.76	7.4%
Intangible amortization expense	0.82	0.80	2.5%	2.44	2.41	1.2%
Tax effect of intangible amortization[1]	(0.21)	(0.21)	0.0%	(0.63)	(0.62)	1.6%
Adjusted diluted EPS	$5.74	$4.92	16.7%	$14.44	$13.55	6.6%

	FY24 Guidance Range
(in millions, except per share data)	Low End		High End
Net income, as reported	$400	---	$410
Intangible amortization expense	74	---	74
Tax effect of intangible amortization[1]	(19)	---	(19)
Adjusted net income	$455	---	$465

	FY24 Guidance Range
	Low End		High End
Diluted EPS, as reported	$17.70	---	$18.14
Intangible amortization expense	3.27	---	3.27
Tax effect of intangible amortization[1]	(0.84)	---	(0.84)
Adjusted diluted EPS	$20.13	---	$20.58

(1)Calculation uses an assumed full year statutory tax rate of 25.5% and 25.9% on non-GAAP tax deductible adjustments for March 31, 2024 and 2023, respectively.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)
The Company views EBITDA and EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define EBITDA as GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense (including depreciation within direct costs). We consider EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, which we do not believe are indicative of our operating performance. EBITDA margin is EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
(in thousands)	3/31/2024	3/31/2023	% Change	3/31/2024	3/31/2023	% Change
Net income	$115,350	$100,742	14.5%	$285,267	$276,968	3.0%
Plus:
Income taxes	38,286	30,722	24.6%	85,933	82,031	4.8%
Interest income and expense, net	27,668	23,570	17.4%	80,758	59,705	35.3%
Depreciation and amortization expense, including amounts within direct costs	36,667	36,771	-0.3%	111,168	111,584	-0.4%
EBITDA	$217,971	$191,805	13.6%	$563,126	$530,288	6.2%

	Three Months Ended			Nine Months Ended
(in thousands)	3/31/2024	3/31/2023	% Change	3/31/2024	3/31/2023	% Change
Revenues, as reported	$1,937,456	$1,744,270	11.1%	$5,621,537	$4,999,445	12.4%
EBITDA	217,971	191,805	13.6%	563,126	530,288	6.2%
EBITDA margin	11.3%	11.0%		10.0%	10.6%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow (Unaudited)
The Company defines Net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s Master Accounts Receivable Purchase Agreement (MARPA) for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $250.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines Free cash flow as Net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe these measures allow investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Nine Months Ended
(in thousands)	3/31/2024	3/31/2023	3/31/2024	3/31/2023
Net cash provided by operating activities	$198,271	$28,864	$340,123	$235,954
Cash used in (provided by) MARPA	(84,645)	27,272	(50,000)	(14,905)
Net cash provided by operating activities excluding MARPA	113,626	56,136	290,123	221,049
Capital expenditures	(11,681)	(15,174)	(41,091)	(40,844)
Free cash flow	$101,945	$40,962	$249,032	$180,205

(in millions)	FY24 Guidance
	Current	Prior
Net cash provided by operating activities	$500	$510
Cash used in (provided by) MARPA	—	—
Net cash provided by operating activities excluding MARPA	500	510
Capital expenditures	(80)	(90)
Free cash flow	$420	$420